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Exhibit 5.1

7 September, 2018

Venator Materials PLC
Titanium House, Hanzard Drive, Wynyard Park,
Stockton-On-Tees
United Kingdom
TS22 5FD

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

1.     Introduction

        We have acted as English law legal advisers to Venator Materials PLC, a public limited company incorporated under the laws of England and Wales (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder. Pursuant to the Registration Statement, the Company is registering under the Act an indeterminate amount of the Company's ordinary shares, $0.001 nominal value per share, issued or to be issued to the Selling Shareholder (as defined below) by the Company (the "Shares").

        The Shares are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus"), and the supplements to the Prospectus (the "Prospectus Supplements"). The Registration Statement also relates to the proposed sale of Shares by the selling shareholder identified in the Registration Statement (the "Selling Shareholder"), pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the Prospectus and any Prospectus Supplement.

2.     Documents Examined and Searches conducted

        For the purpose of giving this opinion, we have examined the following documents:

          (a)   a copy of the Registration Statement;

          (b)   copies (certified by an officer's certificate of the Company (the "Officer's Certificate") as being true, complete and accurate and up-to-date in each case of the following documents:

            (1)   a copy of the Company's articles of association;

            (2)   copies of resolutions of the shareholders of the Company passed on 30 June 2017 granting, inter alia, the Board of Directors of the Company the authority to issue and allot ordinary shares of $0.001 each in the Company up to an aggregate nominal amount of $200,000.00 (the "Shareholder Resolutions"); and

            (3)   copies of the written resolutions of the Board of Directors of the Company dated 13 July 2017 approving, inter alia, the issue and allotment of 70,000,000 ordinary shares of the Company;

            (4)   copies of the written resolutions of the Board of Directors of the Company dated 31 July 2017 in relation to the issue and allotment of 36,271,712 ordinary shares of the Company (together with (3) above, the "Board Resolutions").

        2.2   For the purpose of giving this opinion, we have made the following enquiries:

          (a)   on 7 September, 2018 at 11.19 a.m. (UK time) we carried out an online search of the Company's public records held by the UK Registrar of Companies (the "Company Search"); and

          (b)   on 7 September, 2018 at 11.42 a.m. (UK time) we made a telephone enquiry at the Companies Court in London of the Central Index of Winding Up Petitions with respect to the Company (the "Winding up Search").

        2.3    Except as stated above, we have not for the purpose of this opinion examined any agreements, documents or corporate records entered into by or affecting the Company or made any other enquiries concerning the Company.

3.     Scope

        3.1   This opinion is limited to the laws of England and Wales as applied by the English courts as at the date of this letter. We have not investigated, and do not express or imply any opinion in relation to, the laws of any other jurisdiction and we do not express any opinion on European Community law as it affects any jurisdiction other than England and Wales.

        3.2   We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this letter that may affect the opinion expressed herein.

        3.3   The opinion given in this letter is strictly limited to the matters stated in paragraph 5 and does not extend to, and is not to be read as extended by implication to, any other matters. We express no opinion as to whether a foreign court (applying its own conflict law) will act in accordance with any agreement by the Company in connection with the issuance of the Shares as to jurisdiction and/or law. We express no opinion as to matters of fact.

        3.4   By giving this opinion we do not assume any obligation to notify you of changes in law following the date of this opinion which may affect the opinions expressed herein or to otherwise update this opinion in any respect.

        3.5   This opinion and any obligations arising out of it or in connection with it (including non-contractual obligations) shall be governed by and construed in accordance with English law.

4.     Assumptions

        In giving this opinion we have assumed:

        4.1   the genuineness of all signatures, stamps and seals on all documents submitted to or examined by us (whether as originals or copies and whether in electronic form or otherwise);

        4.2   that all copy documents submitted to us are complete and conform to the originals;

        4.3   that the information revealed by the Company Search was and remains complete, accurate and up to date in all respects as at the date of this letter and have not been amended or any provisions thereof varied or waived;

        4.4   that each of the signed documents examined by us have been duly executed and, where applicable, delivered on behalf of the Company;

        4.5   that no additional matters would have been disclosed by company searches at the UK Registrar of Companies or the Companies Court being carried out since the carrying out of the searches and enquiries referred to in paragraph 2.2 above up to and including the date of issuance which would affect the opinion stated below and that the particulars disclosed by our searches and enquiries are true, accurate, complete and up to date;

        4.6   that each of the statements contained in the Officer's Certificate is true and correct as at the date of this opinion; and

        4.7   that the term "non-assessable", which has no recognised meaning in English law, for the purposes of this letter means that under the Companies Act 2006 (as amended), the articles of association of the Company and any resolution taken under the articles of association of the Company approving the issuance of the Shares, no holder of such Shares is liable, solely because of such holder's status as a holder of such Shares, for additional assessments or calls for further funds by the Company.

5.     Opinion

        Based upon the foregoing and subject to any matters not disclosed to us and to the assumptions and qualifications set out in this letter, we are of the opinion that the Shares are validly issued, fully paid and non-assessable when: (a) the Board of Directors of the Company and, if so required, the members of the Company pursuant to section 551 of the Companies Act 2006, have taken all necessary corporate action to approve the issuance and the terms of the offering of the Shares and related matters; (b) resolutions of the shareholders of the Company granting the Board of Directors of the Company the authority to issue and allot the Shares and waiving any applicable pre-emption rights have been passed; (c) certificates of the Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Board of Directors of the Company, upon payment of the full cash issue price of the Shares (being not less than the nominal value of the Shares) provided for therein or (ii) upon conversion or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors of the Company; (d) the Shares, and the Selling Shareholder as the holder of the Shares, have been accurately registered in the Company's register of members and register of allotments (and, if applicable, the Company's register of people with significant control); (e) the Company has received in full and cleared funds the cash issue price of the Shares (both nominal value and any premium thereon); and (f) the required filings in respect of the allotment of the Shares have been made with the United Kingdom Companies House.

6.     Qualifications

        The opinion given in this letter is subject to the qualifications and reservations set out below.

        6.1   In giving this opinion, we have relied upon (i) the Officer's Certificate and (ii) the information revealed by our Company Search and our Winding up Search being accurate in all respects and not since the time of such enquiry having been altered;

        6.2   The Winding up Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding up order by a court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted, because:

          (a)   details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Index of Winding Up Petitions immediately;

          (b)   in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a court other than the High Court of

  Justice in London, no record of such application, order or notice will be kept by the Central Index of Winding Up Petitions;

          (c)   a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Index of Winding Up Petitions, and the making of such order may not have been entered on the records immediately;

          (d)   details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

          (e)   with regard to winding-up petitions, the Central Index of Winding Up Petitions may not have records of winding-up petitions issued prior to 1994.

7.     Consent to Filing

        We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,
Vinson & Elkins R.L.L.P.

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  Exhibit 5.1